Exhibit 5.1
[LETTERHEAD OF CAHILL GORDON & REINDEL llp]
April 30, 2007
First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
Ladies and Gentlemen:
     We have acted as counsel for First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company or the Operating Partnership (“Securities”) consisting of (i) senior debt securities of the Operating Partnership (the “Debt Securities”) to be offered from time to time by the Operating Partnership, (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be offered from time to time by the Company, (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”) to be offered from time to time by the Company and (iv) depositary shares of the Company (the “Depositary Shares”) to be offered from time to time by the Company.
     The Debt Securities will be issued pursuant to the Indenture (the “Indenture”), dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the “Trustee”).
     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
     We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     In our examination of such documents, instruments and other papers as we have deemed necessary or appropriate for the purpose of rendering this opinion, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.
     We are of the opinion that, with respect to the Debt Securities, and based upon the foregoing examination, information supplied and assumptions, when (a) the definitive terms of any series of Debt Securities and of their issue and sale have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Operating Partnership, (b) such series of Debt Securities has been duly executed by the Operating Partnership and authenticated by the Trustee, (c) such series of Debt Securities has been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the prospectus contained therein and the applicable prospectus supplement and (d) such series of Debt Securities has been duly paid for by the purchasers thereof, such series of Debt Securities will be entitled to the benefits of the Indenture, and will be the valid and binding obligations of the Operating Partnership, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that when the terms of any class or series of the Securities of which the Company is the issuer have been authorized by all appropriate action of the Company and have been issued in accordance with the February 28, 2007 resolutions of the Board and sold as described in the Registration Statement, as it may be amended, and any related registration statements filed pursuant to Rule 426(b) under the Securities Act, the prospectus, the applicable prospectus supplement and any underwriting or similar sales or distribution agreement, then the Securities of which the Company is the issuer will be duly authorized, legally issued and, with respect to shares of preferred stock and common stock, fully-paid and non-assessable.
     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act, the laws of the United States of America and the laws of the State of New York.
     We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ CAHILL GORDON & REINDEL LLP
Cahill Gordon & Reindel llp